Exhibit 5 – Thacher Proffitt & Wood LLP Opinion

November 13, 2008

State Bancorp, Inc.
Two Jericho Plaza
Jericho, NY 11753

Re:           State Bancorp, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to State Bancorp, Inc., a New York corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the registration and offering by the Company, from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of up to $100,000,000 in aggregate amount of securities of the Company, consisting of: (i) shares of common stock of the Company, $5.00 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.01 par value per share, to be issued in one or more series (the “Preferred Stock”); (iii) debt securities of the Company, whether senior or subordinated (collectively, the “Debt Securities”); and (iv) warrants (the “Warrants”) to purchase Common Stock or Preferred Stock of the Company.  The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the “Securities.”

The Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”) and a Subordinated Debt Indenture (the “Subordinated Indenture”), as applicable, the forms of both of which have been filed as exhibits to the Registration Statement (together, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee to be identified therein (the “Trustee”);

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended to date, (iii) certain resolutions adopted by the Board of Directors of the Company (the “Board”) related to the registration of the Securities and related matters, (iv) the forms of Indentures filed as exhibits to the Registration Statement and (v) such other documents, corporate records and instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinions set forth below.  As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.  In making our examination of any documents, we have assumed that all parties, other than the Company, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents, and the validity and binding effect and enforceability thereof.

In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties or the reorganization of financial institutions, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.  However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of an Indenture, a Warrant Agreement, or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and (viii) in connection with any issuance of Securities, all actions are taken by the Company prior to such issuance so as not to violate any applicable law or the Company’s Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the federal laws of the United States and the laws of the State of New York.  Any opinion expressed below as to the enforceability of any agreement relates only to an agreement that designates therein the laws of the State of New York as the governing law thereof.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.
With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as trustee under the applicable Indenture, (b) the Trustee has duly executed and delivered the applicable Indenture, (c) the applicable Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.
With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable (except to the extent provided by Section 630 of the New York Business Corporation Law).

3.
With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of an amendment to the Company’s Certificate of Incorporation relating to such Preferred Stock and the filing of the Certificate of Amendment of the Company’s Certificate of Incorporation with the Department of State of the State of New York, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, then such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable (except to the extent provided by Section 630 of the New York Business Corporation Law).

4.
With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of any warrant agreement relating to the Warrants (the “Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws).

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and you will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose.  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.  This opinion is rendered for the sole benefit of the addressee hereof and investors who purchase Securities pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legality.”  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/Thacher Proffitt & Wood LLP